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                                                                   Exhibit 23(c)

          CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                  We hereby consent to the use of our name and to the description of our opinion letter, dated April 30, 2000 under the captions "Summary - The Merger", "The Merger -- Background of the Merger", "-- ReliaStar's Reasons for the Merger" and "-- Opinion of Financial Adviser" in, and to the inclusion of such opinion letter as Appendix C to the Prospectus/Proxy Statement, which Prospectus/Proxy Statement is part of the Registration Statement on Form F-4 of ING Groep N.V. dated on or about June 27th, 2000. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated:  June 27, 2000

                     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                     By: /s/ B. Andrew Hoover
                         -------------------------------------------------------
                         Vice President